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                                                                    Exhibit 24.2

                       KULICKE AND SOFFA INDUSTRIES, INC.

                                  ___________

                            Secretary's Certificate
                                  ___________


               I, Susan L. Waters, Secretary of Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the "Company"), do hereby certify (on behalf of the Company and not in my individual capacity) that the following resolution was duly adopted by the Board of Directors of the Company on February 12, 2002 and that such resolution has not been amended and is in full force and effect:

               FURTHER RESOLVED, that the Designated Officers are hereby each severally authorized in the name of and on behalf of the Company to execute and file on behalf of the Company any and all amendments and supplements to the Registration Statement with the Commission for the purpose of registering the Securities under the Securities Act, including pursuant to any power of attorney authorizing such execution, and to take all actions and prepare and deliver all documents as they shall deem necessary or desirable in connection therewith.

               IN WITNESS WHEREOF, I have signed this certificate.



Date: April 17, 2002



                                                   /s/ Susan L. Waters
                                                   --------------------------
                                                   Susan L. Waters
                                                   Secretary

[Corporate Seal]